UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2009

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Office)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 22, 2009, the compensation committee of the board of directors of Sunstone Hotel Investors, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s employment agreement with Mr. Arthur L. Buser, Jr., the Company’s President and Chief Executive Officer. Under the terms of the original employment agreement, Mr. Buser is entitled to receive a bonus for 2008. After discussion with the compensation committee, Mr. Buser elected to forgo his 2008 bonus and instead increase the employee bonus pool by the amount he would have received as a bonus. The Amendment also provides that the annual vesting date for the equity award granted to Mr. Buser in connection with his appointment to Chief Executive Officer will be February 5 (with the first annual vesting occurring on February 5, 2010). The Amendment was entered into by the Company and Mr. Buser on January 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: January 26, 2009	By:	/s/ Kenneth E. Cruse
Kenneth E. Cruse
Chief Financial Officer